                                                                     EXHIBIT 4.3






                         ASSISTED LIVING CONCEPTS, INC.

                          REGISTRATION RIGHTS AGREEMENT




                           Dated as of January 1, 2002

                                                                     EXHIBIT 4.3


                                TABLE OF CONTENTS


            This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                        Page No.
                                                                        --------
1.   Shelf Registration...............................................      1

2.   Demand Registrations.............................................      2

3.   Piggyback Registrations..........................................      4

4.   Migration to Short-Form..........................................      4

5.   Registration Procedures..........................................      5

6.   Underwritten Demand Offerings....................................      8

7.   Holdback Agreements..............................................      9

8.   Indemnification by the Company...................................     10

9.   Covenants Relating to Rule 144...................................     13

10.  Registration Expenses............................................     13

11.  Other Registration Rights........................................     13

12.  Transfer or Assignment of Registration Rights....................     14

13.  Termination of Registration Rights...............................     14

14.  Definitions......................................................     14

15.  Miscellaneous....................................................     17

                                                                     EXHIBIT 4.3


                         ASSISTED LIVING CONCEPTS, INC.

                          REGISTRATION RIGHTS AGREEMENT



            This REGISTRATION RIGHTS AGREEMENT dated as of January 1, 2002 is made and entered into by and among the investors signatory identified on Annex I attached hereto (collectively, the "Investors"), and ASSISTED LIVING CONCEPTS, INC., a Nevada corporation (the "Company").

                                    RECITALS

      A. WHEREAS, pursuant to Section 3.02 of the Company's Joint Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as the same may have been amended or supplemented from time to time prior to the date hereof and has been approved by the United States Bankruptcy Court for the District of Delaware (the "Plan"), the Company shall issue 6,240,000 shares of New Common Stock (the "Registrable Equity Securities"), representing, in the aggregate, 96% of the New Common Stock, 10% senior secured notes due 2009 (the "Senior Notes") and junior secured notes due 2012 (the "Junior Notes" and, together with the Senior Notes, collectively known as the "Registrable Debt Securities") to holders of Allowed Claims in Class 4 ("General Unsecured Claims") to discharge and release certain outstanding claims against the Company. All capitalized terms used and not otherwise defined herein shall have the meanings assigned them in the Plan.

      B. In order to induce the Investors to accept the Registrable Equity Securities and the Registrable Debt Securities (collectively known as the "Registrable Securities") in exchange for the discharge and release of their General Unsecured Claims, and as a condition precedent to such acceptance, the Plan requires that the Company enter into this Agreement with the Investors simultaneously with its issuance of Registrable Securities to the Investors.


                              AGREEMENT PROVISIONS

            In consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the Investors and the Company agree as follows:

      1.    Shelf Registration.

            (a) Within 90 Business Days of the Effective Date, but no later than March 31, 2002, the Company shall file with the Commission a Registration Statement (the "Shelf Registration") relating to the offer and sale of Registrable Securities by the Holders to the public, from time to time, on a delayed or continuous basis (but not involving any underwriting). The Company shall use its reasonable best efforts to cause the Shelf Registration to be declared effective by the Commission as soon as practicable thereafter.

                                                                     EXHIBIT 4.3


            (b) The Company agrees to use its reasonable best efforts to keep the Shelf Registration continuously effective in order to permit the prospectus included therein to be usable by the Holders until the earlier of : (1) the date all Holders call sell shares free of any volume limitations imposed by Rule 144;
(2) the date all Holders have disposed of all Registrable Securities; or (3) three years from the date of issuance of the Registrable Securities; provided, that the Company shall be deemed not to have used its reasonable best efforts to keep the Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is required by applicable law, and provided, further, that the foregoing shall not apply to actions if the Company determines, in its reasonable judgment, upon advice of counsel, as authorized by a resolution of its Board of Directors, that the filing of such Registration Statement or the maintenance of effectiveness of such Registration Statement would (i) require the disclosure of material information, which the Company has a bona fide business reason for preserving as confidential, or (ii) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates (as defined in the rules and regulations adopted under the Exchange Act); provided, however, that the failure to keep the Registration Statement effective and usable for offers and sales of Registrable Securities for such reasons shall last no longer than 75 days in any 12-month period.

      2.    Demand Registrations.

            (a) If the Company shall receive from Initiating Holders at any time or times not earlier than six months from the Effective Date a written request that the Company effect any registration with respect to all or a part of the Registrable Securities for the purpose of undertaking an underwritten offering of Registrable Securities (a "Demand Registration"), the Company will
(i) promptly give written notice of the proposed registration to all other Holders; and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after such written notice from the Company is mailed or delivered. "Initiating Holders" means Holders which, in the aggregate, propose to sell their Registrable Securities at an aggregate offering price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Registrable Securities) to the public of at least $15,000,000.

            (b) The Company shall not be obligated to effect, or to take any action to effect, any such registration of the same class of Registrable Securities pursuant to Section 2(a), after the Company has initiated two such registrations pursuant to this Section 2(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold); provided that if Holders shall have been prevented from selling any Registrable Equity Securities by reason of an allocation under Section 2(d), the Holders may effect one additional Demand Registration of the applicable class of Registrable Securities. The

                                                                     EXHIBIT 4.3


Company shall also not be obligated to initiate any Demand Registration for the same class of Registrable Securities until six months after the Effective Date of any prior Registration and shall not be obligated to initiate any Demand Registration for any Registrable Securities until four months after the effective date of any prior Registration.

            (c) Subject to Section 2(b), the Company shall file a Registration Statement covering the Registrable Securities so requested to be registered together with any additional Registrable Securities of Holders who were not Initiating Holders but who, after notice of such Demand Registration, request the inclusion of additional Registrable Securities, as soon as practicable after receipt of the request or requests of the Initiating Holders. The Registration Statement filed pursuant to the request of the Initiating Holders may, subject to Section 2(d), include other securities of the Company with respect to which the Company allows registration rights.

            (d) In the event that the Company includes in any Demand Registration pursuant to Section 2(a) securities other than securities of Holders of the same class as the Registrable Securities pursuant to Section 2(c), each Holder shall have the right to participate pro rata in any such Demand Registration, in accordance with the number of Registrable Securities of each class sought to be registered by the Holders exercising registration rights. The Company will include Registrable Securities in such registration to the extent of the amount of the securities which the Managing Underwriter advises the Company and the Holders can be sold in such offering. There shall be no reduction of the number of Registrable Securities requested to be included in such registration unless and until there is first reduced, to zero, any other securities of the Company with respect to which the Company allows registration rights.

            (e) Notwithstanding any of the foregoing, the Company may postpone taking action with respect to a Demand Registration for a reasonable period of time after receipt of the original request (not exceeding 120 days) if, in the reasonable judgment of the Company's Board of Directors, effecting the registration would adversely affect a financing, acquisition, disposition of assets or stock, tender offer, consolidation, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company, provided that the Company shall not delay such action pursuant to this sentence more than once in any 12-month period.

            (f) Notwithstanding anything to the contrary contained herein, at any time within 20 days after receiving a written request for a Demand Registration of Registrable Equity Securities, the Company may elect to effect an underwritten primary registration in lieu of the Demand Registration if the Company's Board of Directors believes that such primary registration would be in the best interests of the Company or if the Managing Underwriter for the Demand Registration advises the Company in writing that in its opinion, in order to sell the Registrable Equity Securities to be sold, the Company should include its own securities. If the Company so elects to effect a primary registration of equity securities, the Company shall give prompt written notice to all holders of Registrable Equity Securities of its intention to effect such a registration and shall afford the holders of the Registrable Equity Securities rights contained in Section 3 with respect to Piggyback Registrations. In the event that the Company so elects to effect a primary registration after receiving a request for a Demand Registration, the request for a

                                                                     EXHIBIT 4.3


Demand Registration shall be deemed to have been withdrawn and such primary registration shall not be deemed to be a Demand Registration.

      3.    Piggyback Registrations

            (a) Right to Include Registrable Securities. In the event that the Company at any time proposes after the date hereof to effect a Piggyback Registration, it will each such time give prompt written notice (a "Notice of Piggyback Registration"), at least 30 days prior to the anticipated filing date, to all Holders of its intention to do so and of such Holders' rights under this
Section 3, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. Upon the written request of any such Holder (each a "Requesting Holder") made within 20 days after receipt of a Notice of Piggyback Registration (which request shall specify the Registrable Securities intended to be disposed of by such Holder) the Company will, subject to the other provisions of this Agreement, include in the Registration Statement relating to such Piggyback Registration all Registrable Equity Securities which the Company has been so requested to register. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Equity Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) without prejudice, however, to the rights of any Requesting Holder entitled to do so to request that such registration be effected as a Demand Registration under
Section 2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Equity Securities for the same period as the delay in registering such other securities. No registration effected under this Section 3 shall relieve the Company of its obligations to effect a Demand Registration under Section 2.

            (b) Priority in Cutback Registrations. If a Piggyback Registration becomes a Cutback Registration, the Company will include in such registration to the extent of the amount of the securities which the Managing Underwriter advises the Company can be sold in such offering any Registrable Securities requested to be included in such registration by Requesting Holders, pro-rata on the basis of the number of Registrable Securities requested to be included by such Holders. There shall be no reduction of the number of Registrable Securities requested to be included in such registration unless and until there is first reduced, to zero, any securities proposed to be included in such registration by all other holders of the Company's securities.

      4. Migration to Short-Form. If, during the period in which the Company is obligated to maintain the Shelf Registration in effect, the Company becomes qualified for registration on Forms S-2 or S-3 or any comparable or successor form or forms for offers and sales by Holders, then, the Company may, in its discretion, terminate the Shelf Registration and concurrently register the Registrable Securities on such a short-form Registration Statement. The obligations of the Company with respect to maintenance of the Registration Statement and the prospectus included therein shall otherwise be as stated in
Section 1(b) above.

                                                                     EXHIBIT 4.3


      5. Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to Sections 1, 2, 3 and 4, the Company will use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the foregoing, the Company in each such case will, as expeditiously as possible:

            (a) prepare and file with the Commission (not later than 40 days after the Company's receipt of the request therefor from the Initiating Holders or as soon thereafter as possible) the requisite Registration Statement to effect such registration and to cause such Registration Statement to become effective, provided that as far in advance as practical before filing such Registration Statement or any amendment thereto, the Company will furnish to the Requesting Holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information pertaining solely to such Holder that is contained therein and the Company will make the corrections reasonably requested by such Holder within three Business Days of the delivery of such drafts to the Holder with respect to such information prior to filing any such Registration Statement or amendment;

            (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such Registration Statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in accordance with the intended methods of disposition thereof, until the time set forth in Section 1(b) in the case of a Shelf Registration under
Section 1 or 4; and in the case of a registration under Sections 2 or 3 the earlier of (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement and (ii) 180 days after such Registration Statement becomes effective;

            (c) promptly notify each Requesting Holder and the underwriter or underwriters, if any:

                  (i) when such Registration Statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective;

                  (ii) of any written comments from the Commission with respect to any filing referred to in Section 5(c)(i) and of any written request by the Commission for amendments or supplements to such Registration Statement or prospectus;

                  (iii) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such Registration Statement; and

                                                                     EXHIBIT 4.3


                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction in the United States;

            (d) furnish to each seller of Registrable Securities covered by such Registration Statement such number of conformed copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference therein), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such holder's Registrable Securities, and such other documents, as such seller may reasonably request in writing to facilitate the disposition of its Registrable Securities;

            (e) use its best efforts to register or qualify all Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as each holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this Section 5(e) be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any jurisdiction;

            (f) use its best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each holder thereof to consummate the disposition of such Registrable Securities;

            (g) furnish to each Requesting Holder a signed counterpart, addressed to such holder (and the underwriters, if any), of:

                  (i) an opinion of counsel for the Company, dated the effective date of such Registration Statement (or, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder, and

                  (ii) a "comfort" letter, dated the effective date of such Registration Statement (and, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, in each case covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to

                                                                     EXHIBIT 4.3


events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public Offerings of securities and, in the case of the accountants' letter, such other financial matters, as such holder (or the underwriters, if any) may reasonably request;

            (h) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered by such Holder under the Securities Act, of the happening of any event as a result of which any prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such Holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

            (j) make available for inspection by any Requesting Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, and permit the Inspectors to participate in the preparation of such Registration Statement and any prospectus contained therein and any amendment or supplement thereto. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. The seller of Registrable Securities agrees by acquisition of such Registrable Securities that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give prompt written notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                                                                     EXHIBIT 4.3


            (k) provide a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement and assist in making certificates available for sale and removing legends; and

            (l) use its best efforts to cause all Registrable Securities covered by such Registration Statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed.

            The Company may require each Holder of Registrable Securities as to which any registration is being effected to, and each such Holder, as a condition to including Registrable Securities in such registration, shall, furnish the Company with such information and affidavits regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration.

            Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(h), such Holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(h) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period referred to in Section 5(b) shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to
Section 5(h) and to and including the date when each holder of any Registrable Securities covered by such Registration Statement shall receive the copies of the supplemented or amended prospectus contemplated by Section 5(h).

      6. Underwritten Demand Offerings. In the case of any underwritten Public Offering being effected pursuant to a Demand Registration, the Managing Underwriter and any other underwriter or underwriters with respect to such offering shall be selected, after consultation with the Company, by the holders of a majority of the Registrable Equity Securities to be included in such underwritten offering with the consent of the Company, which consent shall not be unreasonably withheld. The Company shall take all appropriate and reasonable actions to expedite and facilitate an underwritten Public Offering, including without limitation, entering into an underwriting agreement in customary form with such underwriter or underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 8, and making available to such holders and underwriters appropriate officers of the Company for meetings with prospective purchasers of the Registrable Equity Securities and preparing and presenting to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Registrable Equity Securities. The holders of Registrable Equity Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for their benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting

                                                                     EXHIBIT 4.3


agreement also be conditions precedent to their obligations. No holder of Registrable Equity Securities shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder and its ownership of the securities being registered on its behalf and such holder's intended method of distribution and any other representation required by law. No Requesting Holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Equity Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and each of the remaining Requesting Holders shall be entitled to increase the number of Registrable Equity Securities being registered to the extent of the Registrable Equity Securities so withdrawn in the proportion which the number of Registrable Equity Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Equity Securities being registered by all such remaining Requesting Holders.

      7.    Holdback Agreements

            (a) By the Holders of Registrable Securities. If and to the extent requested by the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Company), each holder of Registrable Securities, by acquisition of such Registrable Securities, agrees not to effect any public sale or distribution (including a sale under any subsection of Rule 144 other than subsection 144(k)) of the class or classes of securities specified below, or any securities convertible into or exchangeable or exercisable for such securities:
(i) with respect to an offering of Registrable Equity Securities, any Registrable Equity Securities, and with respect to an offering of Registrable Debt Securities, any Registrable Debt Securities of the same class during the 14 days prior to and the 180 days after; and (ii) with respect to an offering of Registrable Debt Securities, any other Registrable Debt Securities during the 7 days prior to and the 14 days after the effective date, in each case; the effective date of any Registration Statement filed by the Company in connection with an offering made pursuant to a Registration (or, in each case, for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter of an underwritten offering), in order to complete the sale and distribution of the securities included in such registration), except as part of such Registration Statement, whether or not such holder participates in such registration.

            (b) By the Company and Other Securityholders. Unless the Managing Underwriter otherwise agrees, the Company agrees (x) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to and the 180 days after the effective date of the Registration Statement filed in connection with an underwritten offering made pursuant to a Demand Registration (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such registration), except as part of such underwritten registration and except pursuant to registrations on Form S-4 or Form S-8 promulgated by the Commission or any successor or similar forms thereto, and (y) to use its reasonable best efforts

                                                                     EXHIBIT 4.3


to cause each holder (other than a Holder) of its equity securities, or of any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a Public Offering), to agree not to effect any such public sale or distribution of such securities (including a sale under Rule
144), during such period.

      8.    Indemnification by the Company

            (a) The Company shall, to the full extent permitted by law, indemnify and hold harmless each seller of Registrable Securities included in any Registration Statement filed in connection with a Demand Registration, its directors and officers, and each other Person, if any, who controls any such seller within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (together, "Losses"), to which such seller or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse such seller and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company or its legal counsel by or on behalf of the Holder expressly for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer or controlling Person, and shall survive the transfer of such securities by such seller. The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to sellers of Registrable Securities.

            (b) Indemnification by the Sellers. Each holder of Registrable Securities which are included or are to be included in any Registration Statement filed in connection with a Demand Registration, as a condition to including Registrable Securities in such Registration Statement, shall, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof)

                                                                     EXHIBIT 4.3


arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its legal counsel by or on behalf of such seller expressly for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the obligation to provide indemnification pursuant to this Section 8(b) shall be several, and not joint and several, among such Indemnifying Parties on the basis of the number of Registrable Securities included in such Registration Statement and the aggregate amount which may be recovered from any holder of Registrable Securities pursuant to the indemnification provided for in this Section 8(b) in connection with any registration and sale of Registrable Securities shall be limited to the total proceeds received by such holder from the sale of such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. Such holders shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to the Company.

            (c) Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in Section 8 (a) or 8(b), such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this Section 8, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and, unless, in the reasonable judgment of any Indemnified Party, a conflict of interest between such Indemnified Party and any Indemnifying Party exists with respect to such claim, to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense; and provided further that the Indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are

                                                                     EXHIBIT 4.3


different from or in addition to those available to the Indemnifying Party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the Indemnifying Party. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties or counsels. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

            (d) Contribution. If the indemnity and reimbursement obligation provided for in any paragraph of this Section 8 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro- rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph.

            No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

            (e) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any United States governmental authority other than the Securities Act. The provisions of this
Section 8 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

                                                                     EXHIBIT 4.3


            (f)   Indemnification Payments. The indemnification required by this
Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, on the later of the date the claims are received or Losses are incurred.

      9. Covenants Relating to Rule 144. The Company will file reports in compliance with the Exchange Act, will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 and take such other actions and furnish such Holder with such other information as such Holder may request in order to avail itself of such rule or any other rule or regulation of the Commission allowing such Holder to sell any Registrable Securities without registration, and will, at its expense, promptly upon the request of any Holder of Registrable Securities, deliver to such Holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, promptly upon the written request of the holder of any Registrable Securities, make available adequate current public information with respect to the Company within the meaning of paragraph
(c)(2) of Rule 144.

      10. Registration Expenses. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1, 2 and 3 and reasonable fees of one counsel for the selling securityholders in the case of registrations pursuant to Section 2 shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 2 and subsequently withdrawn prior to the effective date thereof by the Holders registering shares therein, such registration proceeding shall not be counted as a Demand Registration pursuant to Section 2(a). Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2(a), such registration shall not be treated as a counted registration for purposes of Section 2(a), even though the Holders do not bear the Registration Expenses for such registration. All selling expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the amount of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

      11.   Other Registration Rights

            (a) No Existing Agreements. The Company represents and warrants to the Investors that there is not in effect on the date hereof any agreement by the Company (other than this Agreement) pursuant to which any holders of securities of the Company have a right to

                                                                     EXHIBIT 4.3


cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.

            (b) Future Agreements. The Company shall not hereafter agree with the holders of any securities issued or to be issued by the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction unless such agreement specifically provides that
(i) such holder of such securities may not participate in any Demand Registration; and (ii) such securities may not be publicly offered or sold for the period specified in Section 7(a) under the circumstances described in such Section.

      12. Transfer or Assignment of Registration Rights. The registration rights afforded by this Agreement may be transferred or assigned to any transferee or assignee by a Holder of the lesser of (a) all of the Registrable Securities held by such holder and (b) with respect to the Registrable Equity Securities, 1% of the then outstanding shares of New Common Stock of the Company, and, with respect to the Registrable Debt Securities, 1% of the Senior Notes or Junior Notes, as applicable, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing in a form reasonable satisfactory to and addressed to the Company the obligations of such Holder under this Agreement.

      13. Termination of Registration Rights. The rights of any holder: (1) to be an Initiating Holder pursuant to Section 2 shall terminate on the date such Holder can sell Registrable Securities free of any volume limitations imposed by Rule 144; (2) to request inclusion of Registrable Securities in any Demand Registration otherwise properly noticed pursuant to Section 2 or any Piggyback Registration pursuant to Section 3 shall terminate on the date all Holders of Registrable Securities of the class subject to any applicable Registration can sell such Registrable Securities free of any volume limitations imposed by Rule
144. In any case, all registration rights hereunder shall terminate on the earlier of the date that Holders have disposed of all Registrable Securities and the date that is three years from the date of issuance of the Registrable Securities.

      14.   Definitions

            (a) Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this Agreement:

            "Agreement" means this Registration Rights Agreement, as the same shall be amended from time to time.

            "Business Day" means a day other than Saturday, Sunday or any other day on which banks located in the State of California, New York or Oregon are authorized or obligated to close.

            "Commission" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

                                                                     EXHIBIT 4.3


            "Company" has the meaning ascribed to it in the preamble.

            "Cutback Registration" means any Demand Registration to be effected as an underwritten Public Offering in which the Managing Underwriter with respect thereto advises the Company and the Requesting Holders in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering without a reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering.

            "Demand Registration" means any registration of Registrable Securities under the Securities Act effected in accordance with Section 2.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Form S-2" means Form S-2 promulgated by the Commission under the Securities Act, or any successor or similar short-form Registration Statement.

            "Form S-3" means Form S-3 promulgated by the Commission under the Securities Act, or any successor or similar short-form Registration Statement.

            "Holder" means a person holding Registrable Securities that is a party to this Agreement and any person to whom registration rights under this Agreement have been transferred in accordance with Section 12.

            "Indemnified Party" means a party entitled to indemnity in accordance with Section 8.

            "Indemnifying Party" means a party obligated to provide indemnity in accordance with Section 8.

            "Initiating Holders" has the meaning ascribed to it in Section 2(a).

            "Inspectors" has the meaning ascribed to it in Section 5(j).

            "Losses" has the meaning ascribed to it in Section 8(a).

            "Market Price" means, with respect to the Registrable Securities, as of the date of determination, (a) the average of the closing price per share of a Registrable Security on the 10 immediately preceding trading dates published in The Wall Street Journal or, if no such closing price on such dates is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the average of the last trading price per share of a Registrable Security on the 10 immediately preceding trading dates; or (c) if there shall have been no trading on such date or if the Registrable Securities are not so designated, the average of the reported closing bid and asked prices of the Registrable Securities on each trading date in the immediately preceding 10 trading dates as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by

                                                                     EXHIBIT 4.3


the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Company's Board of Directors. If trading is conducted on a continuous basis on any exchange, then the closing price shall be determined as of 4.00 P.M. New York City time.

            "Managing Underwriter" means, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

            "NASD" means the National Association of Securities Dealers.

            "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union or association.

            "Piggyback Registration" means any registration of equity securities of the Company of the same class as the Registrable Equity Securities under the Securities Act (other than a registration in respect of a dividend reinvestment or similar plan for stockholders of the Company or on Form S-4 or Form S-8 promulgated by the Commission, or any successor or similar forms thereto), whether for sale for the account of the Company or for the account of any holder of securities of the Company (other than Registrable Securities) , including a registration by the Company under the circumstances described in Section 2(f).

            "Plan" has the meaning ascribed to it in the preamble.

            "Public Offering" means any offering of New Common Stock to the public, either on behalf of the Company or any of its securityholders, pursuant to an effective Registration Statement.

            "Records" has the meaning ascribed to it in Section 5(j).

            "Registrable Debt Securities" has the meaning ascribed to it in the preamble.

            "Registrable Equity Securities" has the meaning ascribed to it in the preamble.

            "Registrable Securities" has the meaning ascribed to it in the preamble.

            "Registration" means any Demand Registration or Piggy-back Registration.

            "Registration Expenses" means all expenses incident to the Company's performance of or compliance with its obligations under this Agreement to effect any registration pursuant to this Agreement, including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of a single counsel and single firm of accountants retained by the holders of a majority of the Registrable Securities being registered, premiums and other costs of policies of insurance against liabilities arising out of the Public Offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities, and the separate legal fees and expenses or other expenses incurred by Holders which shall be payable by each Holder, provided that, such expenses shall not include salaries of Company personnel or general overhead

                                                                     EXHIBIT 4.3


expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event, which shall be paid in any event by the Company.

            "Registration Statement" means a Registration Statement filed pursuant to the Securities Act.

            "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

            "Shelf Registration" has the meaning ascribed to it in Section 1.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the term "Section" refers to the specified Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

      15.   Miscellaneous

            (a) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or courier service or mailed (first class postage prepaid) to the parties at their respective addresses as set forth on the signature pages hereto. With respect to any other holder of Registrable Securities, such notices, requests and other communications shall be sent to the addresses set forth in the stock transfer records regularly maintained by the Company. All such notices, requests and other communications will, if directed to the address or number on the signature page hereof or at such other address or number as shall be notified in writing by the person to whom it is addressed, (i) if delivered personally, be deemed given upon delivery, (ii) if delivered by facsimile transmission, be deemed given upon receipt, (iii) if delivered by courier service, be deemed given one day after the date of courier receipt, and (iv) if delivered by mail, be deemed given upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

            (b) Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

            (c) Amendment. This Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of each of the Company and Holders owning 60% or more of the then outstanding Registrable Securities.

                                                                     EXHIBIT 4.3


            (d) Waiver. Subject to Section 15(e), any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

            (e) Consents and Waivers by Holders. Any consent of the Holders pursuant to this Agreement, and any waiver by such holders of any provision of this Agreement, shall be in writing (which may be executed in any number of counterparts) and may be given or taken by Holders owning 60% or more of the Registrable Securities, and any such consent or waiver so given or taken will be binding on all the Holders.

            (f) No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, their respective successors or permitted assigns and any other Holder, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 8.

            (g) Successors and Assigns. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

            (h) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            (i) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

            (j) Remedies. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies. Damages in the event of breach of this Agreement by a party hereto or any other holder of Registrable Securities may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and the Company and each Holder of Registrable Securities, by its acquisition of such Registrable Securities, hereby waives

                                                                     EXHIBIT 4.3


any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

            (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

            (l) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                                                                     EXHIBIT 4.3


            This Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                       INVESTORS:


                                       LTC HEALTHCARE, INC.

                                       By: /s/ ANDRE DIMITRIADIS
                                           -------------------------------------
                                           Andre Dimitriadis
                                           President and Chief Executive Officer


                                       LTC PROPERTIES, INC.

                                       By: /s/ ANDRE DIMITRIADIS
                                           -------------------------------------
                                           Andre Dimitriadis
                                           President and Chief Executive Officer


                                       NATIONAL HEALTH INVESTORS, INC.

                                       By: /s/ W. ANDREW ADAMS
                                           -------------------------------------
                                           W. Andrew Adams
                                           President and Chief Executive Officer


                                       CERBERUS CAPITAL MANAGEMENT, L.P.
                                       on behalf of funds and/or accounts
                                       managed and/or directed by it

                                       By: /s/ NEWTON GLASSMAN
                                           -------------------------------------
                                           Newton Glassman
                                           Managing Director

                                       ASSISTED LIVING CONCEPTS, INC.

                                       By: /s/ DREW O. MILLER
                                           -------------------------------------
                                           Drew O. Miller
                                           Senior Vice President,
                                           Chief Financial Officer and Treasurer


                                       11835 NE Glenn Widing Drive, Building E,
                                       Portland, OR 97220
                                       Facsimile No.: 503/255.9948
                                       Attn: Chief Financial Officer


Registration Rights Agreement

                                                                     EXHIBIT 4.3


                                     ANNEX I


1.    LTC HEALTHCARE, INC.

300 Esplanade Dr., Suite 1860
Oxnard, CA 93030
Facsimile No.: 805/981-8663
Attn: Andre Dimitriadis


2.    LTC PROPERTIES, INC.

300 Esplanade Dr., Suite 1860
Oxnard, CA 93030
Facsimile No.: 805/981-8663
Attn: Andre Dimitriadis


3.    NATIONAL HEALTH INVESTORS, INC.

100 Vine Street, Suite 1400
Murfreesboro, TN 37130
Facsimile No.: 615/890-0123
Attn: W. Andrew Adams


4.    CERBERUS CAPITAL MANAGEMENT, L.P.

450 Park Avenue
New York, NY 10022
Facsimile No.: 212/891-1540
Attn: Newton Glassman/Mark Neporent